SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 2, 2011
Waste Management, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-12154	73-1309529
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Fannin, Suite 4000 Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone number, including area code: (713) 512-6200
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibit Index
EX-10.1

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On October 3, 2011, Waste Management, Inc. (the “Company”) announced the appointment of Steven C. Preston as Executive Vice President — Finance, Recycling and Energy Services effective immediately. Mr. Preston, age 51, succeeds Robert G. Simpson as principal financial officer of the Company, whose retirement was previously announced on June 8, 2011. Mr. Preston’s responsibilities will include being the Company’s principal financial officer and having oversight responsibilities for the Company’s recycling, waste-to-energy and organic growth operations. Mr. Preston will report to the Company’s President and Chief Executive Officer, David P. Steiner.
     Mr. Preston was previously President and Chief Executive Officer of Oakleaf Global Holdings, Inc. (“Oakleaf”), which the Company acquired in July 2011. Oakleaf, through its subsidiaries, provides outsourced hauling, disposal, waste diversion and recycling services to support large customers’ waste and recycling solutions. Mr. Preston was appointed President of Oakleaf in June 2009 and also became its Chief Executive Officer in August 2009. Prior to joining Oakleaf, Mr. Preston served as Secretary of the U.S. Department of Housing and Urban Development from 2008 through 2009, and Administrator of the U.S. Small Business Administration from 2006 through 2008. Before entering public service, Mr. Preston spent nearly 25 years in financial and operational leadership positions in the private sector, including nine years with The ServiceMaster Company as Chief Financial Officer and Executive Vice President of Strategic Services. Mr. Preston received a B.A. from Northwestern University and a M.B.A. from the University of Chicago.
     In connection with Mr. Preston’s appointment, the Company and Mr. Preston entered into an employment agreement, dated October 2, 2011, that sets forth the terms and conditions of Mr. Preston’s employment. Either party may terminate Mr. Preston’s employment at any time for any reason, with or without cause. During the employment period, Mr. Preston will be paid a minimum base salary of $580,000 per year. For the calendar year 2011, Mr. Preston will be entitled to a bonus of $510,000. Beginning January 1, 2012 and continuing throughout the employment period, Mr. Preston shall be entitled to participate in an annual incentive compensation plan as established by the Management Development and Compensation Committee (the “Compensation Committee”) of the Company’s Board of Directors. Mr. Preston’s target annual bonus will be 85% of his base salary, although his actual bonus may range from 0% to 170% of his base salary, depending on the achievement of certain personal and corporate performance goals. Under his employment agreement, Mr. Preston will relocate his primary residence to the Houston, Texas area before October 1, 2012, and the associated expenses will be eligible for coverage under the Company’s relocation policy. If Mr. Preston resigns without good reason during the 12 month period following such relocation, then he will be required to reimburse the Company for the prorated portion of the relocation expenses.
     In the event of the termination of Mr. Preston’s employment by the Company, he will be entitled to certain severance payments. Specifically, if Mr. Preston is terminated by the Company without cause or he terminates his employment for good reason, Mr. Preston generally is entitled to, subject to his execution of a release, (i) an amount equal to two times the sum of his base salary and target annual bonus, (ii) continuation of all health and welfare plan benefits for him and his family for the lesser of two years or until he becomes covered by a subsequent employer, and (iii) a prorated bonus for the year of his employment termination. In the event Mr. Preston is terminated by the Company without cause or he terminates his employment for good reason, within six months prior to or two years following a change in control, he generally is entitled to the same benefits described above, except that the prorated bonus would be calculated at the maximum bonus available to him. In the event Mr. Preston’s employment is terminated by reason of death or total disability, he generally will receive all amounts accrued but unpaid at the date of his employment termination, and a pro rated bonus for the year of his employment termination. In the event Mr. Preston’s employment is terminated by the Company for cause or if he resigns without good reason, he will receive all amounts accrued but unpaid at the date of his employment termination.
     The term “cause,” as defined in the employment agreement and described herein, means Mr. Preston’s (i) willful or deliberate and continual refusal to perform his employment duties reasonably requested by the Company after receipt of written notice to him of such failure to perform, specifying such failure (other than as a result of his sickness, illness or injury) and his failure to cure such nonperformance within 10 days of receipt of said written notice; (ii) breach of any statutory or common law duty of loyalty to the Company; (iii) conviction of, or plea of nolo contendre to, any felony; (iv) willful or intentional cause of material injury to the Company, its property, or its assets; (v) disclosure or attempted disclosure to any unauthorized person(s) of the Company’s proprietary or confidential information; (vi) material violation or a repeated and willful violation of the Company’s published policies or procedures, including but not limited to, the Company’s Code of Business Conduct and Ethics (or any successor policy) then in effect; or (vii) breach of certain restrictive covenants set forth in the employment agreement, including covenants not to compete or solicit Company customers or employees for a period of two years after the termination of his employment, and a covenant not to disparage the Company.
     The term “good reason,” as defined in the employment agreement and described herein, means the occurrence or failure to cause the occurrence, as the case may be, without Mr. Preston’s express written consent, of any of the following circumstances: (i) the Company materially diminishes his core duties or responsibility for those core duties, so as to effectively cause him to (A) no longer be performing the duties of principal financial officer or (B) no longer have executive management responsibility over some significant business operations of the Company (except in each case in connection with the termination of his employment for death, total disability, or cause, or temporarily as a result of his illness or other absence); (ii) in the event of the Company’s becoming a 50% or more subsidiary of any other entity, the Company materially diminishes the duties, authority or responsibilities of the person to whom he is required to report; (iii) removal or the non-reelection of Mr. Preston from an officer position with the Company; (iv) any material breach by the Company of any provision of the employment agreement; (v) failure of any successor to the Company (whether direct or indirect and whether by merger, acquisition, consolidation or otherwise) to assume in a writing delivered to him upon the assignee becoming such, the obligations of the Company hereunder, resulting in a material negative change in his employment relationship; or (vi) in the event that he no longer directly reports to the current Chief Executive Officer, David P. Steiner.
     In connection with Mr. Preston’s appointment, on October 4, 2011, the Compensation Committee approved a stock option award consisting of 184,584 stock options granted under the Company’s 2009 Stock Incentive Plan. The stock options (i) have an exercise price of $31.28 per share of Company common stock, (ii) have a term of 10 years, and (iii) vest annually over a three year period, with (A) 25% vesting on the first anniversary of the grant date, (B) 25% vesting on the second anniversary of the grant date, and (C) 50% vesting on the third anniversary of the grant date. The stock options will be subject to the terms and conditions of the agreement evidencing the award.

     The Company’s acquisition of Oakleaf did not include Oakleaf’s Valet Waste Holdings, Inc. subsidiary (“Valet Waste”). A group of private equity funds controls Valet Waste and those funds formerly controlled Oakleaf. All of the common stock of Valet Waste was distributed to those funds and Oakleaf’s other stockholders prior to the Company’s acquisition of Oakleaf. Valet Waste is engaged in a separate line of business comprised of collecting bagged waste and recyclable materials for a fee at the doorstep of apartments and other multi-family housing units and delivering such bagged materials to on-site containers that are serviced by third party haulers. As a former stockholder of Oakleaf, Mr. Preston, along with several other employees that came to the Company as a result of the Oakleaf acquisition, continues to own equity in Valet Waste. Currently, the Company is not engaged in this multi-family valet/doorstep waste and recyclable materials collection service.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1	Employment Agreement between Waste Management, Inc. and Steven C. Preston, dated October 2, 2011.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WASTE MANAGEMENT, INC.
Date: October 5, 2011	By:	/s/ Rick L Wittenbraker
Rick L Wittenbraker
Senior Vice President

Exhibit Index

Exhibit No.	Description of Exhibit
10.1	Employment Agreement between Waste Management, Inc. and Steven C. Preston, dated October 2, 2011

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